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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 12, 2000


                                     0-27352
                            (Commission File Number)


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                                 HYBRIDON, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                                           3072298
    (State of Incorporation)                                (IRS Employer
                                                        Identification Number)


                 155 Fortune Blvd., Milford, Massachusetts 01757
              (Address of registrant's principal executive office)


                                 (508) 482-7500
                         (Registrant's telephone number)


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ITEM 5.  OTHER EVENTS

     At a Special Meeting of Shareholders of Hybridon, Inc. (the "Company") held on September 12, 2000, the common and Series A preferred shareholders, voting separately, approved certain proposals presented to them. Approximately 72% of the total number of common shares outstanding, and approximately 91% of the Series A preferred shares outstanding, voted in favor of the following proposals:

     1) To approve the sale of the Company's Hybridon Specialty Products Business to Boston BioSystems, Inc., a subsidiary of Avecia, a U.K.-
based specialty chemicals company; and

     2) To approve the amendment to the Company's Certificate of Incorporation to acknowledge that the sale of the Hybridon Specialty Products Business will not constitute a liquidation event for the benefit of the Series A or other Preferred Stockholders.

     In view of the more than 72% vote of the common shareholders and 91% vote of the Series A preferred shareholders to approve each of the proposals, Avecia has agreed to waive the original requirement contained in the Asset Purchase Agreement between the parties that greater than 75% of each of the common and Series A preferred shares outstanding vote in favor of the proposals. The closing of the underlying transaction is scheduled for September 20, 2000.

     The statements made herein contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, involving a number of risks and uncertainties, including the risks that the closing might not take place as scheduled or that contingencies may prevent the payment of the entire purchase price. Such statements are only predictions and actual events or results may differ materially. Additional risk factors stated in Hybridon's SEC reports, including its proxy statement dated August 8, 2000, may impact the results achieved by Hybridon.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            HYBRIDON, INC.



                                            By:  /S/ Sudhir Agrawal
                                               --------------------------------
                                               Name:  Sudhir Agrawal
                                               Title: President and Acting Chief
                                                      Executive Officer


                                               Date:  September 18, 2000



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